Exhibit 99.3

Green Plains Inc.

Board Qualifications and Diversity Policy

The following Board Qualifications and Diversity Policy (the “Policy”) has been adopted by the Board of Directors (the “Board”) of Green Plains Inc. (“Green Plains” or the “Company”)  to assist the Board in the exercise of its responsibilities. This Policy should be read in conjunction with the Corporate Governance Guidelines adopted by the Board (the “Guidelines”)  and the charter of the Board’s  Nominating and Governance Committee and reflects the Board’s commitment to selecting ideal candidates for Board service. This Policy is in addition to, and is not intended to change or interpret, any Federal or state law or regulation, including Chapter 490 of the Iowa Business Corporation Act, or the Articles of Incorporation, Bylaws or Guidelines of the Company. The Policy is subject to modification from time to time by the Board.

The Board recognizes the value of nominating directors who bring varying perspectives, opinions, skills, experiences, backgrounds and personal characteristics to the Board’s discussion and decision-making process. The Board seeks to remain comprised of talented and dedicated directors whose collective breadth of experience reflects the strategic needs of the Company; diversity (based on factors commonly associated with diversity such as race, gender identity or expression, national origin, religion, or sexual orientation, as well as on broader principles such as diversity of perspective and experience) is one of many elements to be considered in evaluating a particular candidate.

As provided on Exhibit A, which is attached hereto, the Board has identified certain qualifications, attributes, experiences and skills that are important to the functioning of the Board as a whole, in consideration of the Company’s current and future goals.

Consistent with its charter, the Nominating and Governance Committee shall be responsible for performing the annual performance evaluation of the effectiveness of the Board, Board committees and individual directors. As a part of such annual performance evaluation, the Nominating and Governance Committee will consider the balance of skills, experience, independence and knowledge of the Company on the Board and the diversity representation of the Board, including gender, how the Board works together as a unit, and other factors relevant to its effectiveness. The Nominating and Governance Committee will also review whether the Board’s approach to diversity is functioning effectively.

The Nominating and Governance Committee will discuss and agree annually on any and all measurable objectives for achieving diversity on the Board and recommend them to the Board for adoption. At any given time the Board may seek to improve one or more aspects of its diversity and measure progress accordingly. As of the date of adoption of this Policy,

▪

the Nominating and Governance Committee, when engaging any search firm to assist with the identification of potential new Board members or filling a vacancy on the Board, will direct any search firm to provide a candidate pool so that at least 50% of the candidates are women or otherwise Diverse candidates;

▪

the Nominating and Governance Committee, when identifying potential new Board members or filling a vacancy on the Board, commits to interviewing candidates so that at least 25% of the candidates affirmatively considered are women or otherwise Diverse; and

▪	the Board’s goal is that the Board will include at least 2 women and at least 1 otherwise Diverse director by the end of 2024.

For these purposes, “Diverse” has the meaning as set forth in Nasdaq Rule 5605(f).

The Nominating and Governance Committee will review the Policy annually, which will include an assessment of the effectiveness of the Policy. The Nominating Governance Committee will discuss any revisions that may be required and recommend any such revisions to the Board for approval.

Adopted September 27, 2021

Exhibit A

Key Skills and Experience

1
Industry		Strategic						Leadership
Industrial Manufacturing & Ingredient Production	Commodity Markets / Marketing	Strategy Development	International Business	M&A / Partnerships	Capital Markets	Audit / Risk / Cybersecurity	Legal / Regulatory / Govt. Relations	Public Company / Corp. Governance / ESG	Executive Leadership	Executive Compensation
Director

Key Skills and Experiences	Description of Skills and Explanation of Its Importance
Industrial Manufacturing & Ingredient Production

Green Plains has grown to be one of the leading corn processors in the world for low carbon products at our biorefineries, inclusive of ethanol, corn oil, ultra-high protein, distillers grains as our core sources of revenue. We operate 11 biorefineries located in six states. It is important for our Board to have a deep understanding industrial manufacturing, the biorefinery and the proprietary and patented protein production processes, as well as potential future technologies applicable to our biorefineries.

Commodity Markets / Marketing

Green Plains procures grain and natural gas to produce our products and markets, sells and distributes our products, e.g., ethanol, distillers grains, ultra-high protein, and corn oil produced at our biorefineries. A strong understanding of commodity markets is essential as well as an understanding of U.S. and global markets impacting the supply and demand characteristics driving the needs for our products.

Strategy Development

We believe that we can maximize our competitive advantage to create lasting value for our stockholders, both in the near- and longer-term, by successfully executing on our strategic plan, to take advantage of the world's growing demand for protein feed ingredients. It is important for our Board to have directors who have experience developing, delivering and directing corporate strategy. Further, it is important to have board members who have experience transforming organizations and culture and improving processes, services, and products with an aim of enhancing long-term value.

International Business

Global competition, international trade and product-related policies, and international activities can have a significant impact on our business. In 2020, we exported 21% of our ethanol production, marketing to international customers.

M&A / Partnerships

Joint ventures, partnerships, mergers and acquisitions are an important part of maintaining a competitive advantage by maximizing our production capabilities, leveraging our proprietary technology and expanding new products into fast-growing, higher margin markets. We intend to continue exploring potential growth opportunities and strategies through these disciplines. As such, it is important to have board members well-versed in M&A-related activities to ensure that the right opportunities are being pursued, operational and financial risks can be quantified and effectively managed while expected synergies and growth projections are reasonable and realistic.

Capital Markets

As our Company continues to transform, having expertise in capital markets and various equity and debt financing alternatives will continue to be a critical skillset for our board to ensure we have the optimal capital structure, and financing needed to support these efforts.

Audit / Risk /

As a public company, we are subject to various auditing, accounting, and financial reporting obligations. Our Audit Committee’s responsibilities include reviewing the Company’s financial statements, financial reporting, and internal controls, as well as overseeing the independent auditor. Green Plains is also subject to various forms of risk, including, without limitation, cybersecurity risk, liquidity risk, credit risk, market risk, interest rate risk, operational risk, legal and compliance risk, and reputational risk. It is important for our Board to have directors who are financial experts and who understand financial reporting as well as effective risk management practices.

Legal / Regulatory / Government Relations

Our operations are regulated by various government entities that can impose significant costs on our business. It is important to have board members who have a strong comprehension of the legal and regulatory landscape specific to our business. Our production levels, markets and grain we procure are affected by federal government programs. Government policies such as tariffs, duties, subsidies, import and export restrictions and embargos can also impact our business.

Public Company / Corporate Governance / ESG

Our Board is responsible for overseeing the successful execution of our strategy and the selection and retention of key executives, which affects the fundamental operation of the Company. It is important for our Board to have directors who understand the fiduciary obligations of public company directors and who have experience shaping a company’s priorities and structure. Effective corporate governance, ongoing board refreshment and a commitment to diversity are all part of a broader effort to ensure that ESG considerations and goals are incorporated into the Company's corporate strategy. Also, the implementation of leading ESG practices are a very important component of our business as the effects of global climate change continues to attract considerable attention with widespread concerns about the impacts of human activity, especially the emissions of greenhouse gases.

Executive Leadership

One of the core considerations of our Board in examining director candidates is that the director should have an established track record of professional accomplishment in the candidate’s chosen field. It is important we have highly qualified directors with a diverse range of complementary skill sets, but the common thread is that our directors have experience leading large, complex organizations and teams. Green Plains is a company with an array of important stakeholders, including employees, stockholders, customers, partners, regulators, and communities. It is important for our Board to have directors who have experience dealing with a similar range of stakeholders and managing the challenges associated with operating a large organization.

Compensation

The Board believes that aligning executive compensation with shareholder interests is consistent with the Company's philosophy of driving performance and building long-term shareholder value. This pay-for-performance philosophy is embraced by the Board and is intended to align the interests of key executives, attract and retain high-performing employees, and link a significant amount of compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies. It is important for Green Plains to have board members who have participated in the design and supervision of executive compensation programs.